UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2010

ENERGYSOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 649-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Offering of $300 million of 10.75% Senior Notes due 2018

On August 13, 2010, EnergySolutions, Inc. (the “Company”) and EnergySolutions, LLC (the “Co-Issuer,” and, together with the Company, the “Issuers”) completed a private offering of $300 million aggregate principal amount of the Issuers’ 10.75% Senior Notes due 2018 (the “Notes”). The Notes are governed by an Indenture, dated as of August 13, 2010 (the “Indenture”), among the Company, the Co-Issuer, the guarantor parties thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Notes were sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Interest on the Notes will be payable semiannually in arrears on February 15 and August 15 of each year beginning on February 15, 2011.  The Notes will be joint and several obligations of EnergySolutions, Inc. and EnergySolutions, LLC.  The Notes will be the Issuers’ senior unsecured obligations and will rank equal in right of payment to all existing and future senior debt and senior in right of payment to all future subordinated debt. The Notes are guaranteed on a senior unsecured basis by all of the Company’s domestic restricted subsidiaries that guarantee the Senior Secured Credit Facility (as defined below).  The Notes and the related guarantees will be effectively subordinated to the Issuers’ and the guarantors’ secured obligations, including the Senior Secured Credit Facility and related guarantees, to the extent of the value of assets securing such debt. The Notes will also be  structurally subordinated to all liabilities of each of the Company’s subsidiaries that does not guarantee the Notes.

At any time prior to August 15, 2014, the Issuers will be entitled, at their option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus an applicable make-whole premium, as of, and accrued and unpaid interest to, the redemption date.  On or after August 15, 2014, the Issuers may redeem all or part of the Notes at any time at specified redemption prices ranging from 100% to 105.375% of the principal amount, plus accrued and unpaid interest to the date of redemption.  In addition, prior to August 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain public equity offerings at a redemption price of 110.75% of the principal amount, plus accrued and unpaid interest to the date of redemption.

If a change of control of the Company occurs, each holder will have the right to require that the Company purchase all or a portion of such holder’s Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest to the date of the purchase.

The Indenture contains, among other things, certain covenants limiting the Company’s  ability and the ability of its restricted subsidiaries to:

•        incur or guarantee additional indebtedness;

•        pay dividends or make other restricted payments;

•        make certain investments;

•        create or incur liens;

•        sell assets and subsidiary stock;

•        transfer all or substantially all of the Company’s assets or enter into a merger or consolidation transactions; and

•        enter into transactions with affiliates.

In connection with the sale of the Notes, the Issuers and the Guarantors entered into a registration rights agreement, dated August 13, 2010 (the “Registration Rights Agreement”), with the representative of the initial purchasers of the Notes. Under the Registration Rights Agreement, the Issuers and the Guarantors agreed to use their commercially reasonable best efforts to file and cause to become effective a registration statement with respect to an exchange of the Notes.  The Issuers and the Guarantors also agreed to file, if obligated, a shelf registration statement relating to the resale of the Notes if the exchange offer is not consummated within the required time period stated in the Registration Rights Agreement.

New Senior Secured Credit Facility

On August 13, 2010, the Company established a new senior secured credit facility (the “Senior Secured Credit Facility”), which consists of a senior secured term loan (the “Term Loan”) in an aggregate principal amount of $560 million and a senior secured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $105 million. The borrower under the Senior Secured Credit Facility is EnergySolutions, LLC (the “Borrower”), and the Borrower’s obligations will be guaranteed by the Company and each of the Company’s direct or indirect domestic subsidiaries (other than (a) ZionSolutions, LLC, which was established for the purpose of the Company’s license stewardship project to decommission Exelon Corporation’s two shut-down nuclear reactors in Zion, Illinois, as well as up to five other special purpose subsidiaries that may be established for similar license stewardship projects, and (b) certain other non-operating or immaterial subsidiaries). The obligations under the Senior Secured Credit Facility will be secured by a lien on substantially all of the assets of the Company, the Borrower and each of the Company’s domestic subsidiary guarantors, including a pledge over the equity interests of the Borrower and each of the Company’s domestic subsidiary guarantors (which pledge will exclude the equity interests in ZionSolutions, LLC and other special purpose subsidiaries, as well as any other subsidiary whose organizational documentation prohibits such pledge, and will be limited, in the case of voting equity interests of a foreign subsidiary, to 65% of such equity interests except to the extent such equity interests cannot be pledged under the laws of the jurisdiction of organization of such foreign subsidiary). In the event of default, the lenders have standard creditor remedies, including the right to foreclose on the pledged assets.

In addition, under certain conditions, the Borrower may obtain incremental loan facilities and incremental revolving commitments of up to $150 million.  If the interest rate spread applicable to any incremental facility exceeds the interest rate spread applicable to an existing credit facility of comparable class by more than 25 basis points, then the interest rate spread for such existing credit facility will be automatically increased by such amount as would be necessary to eliminate such excess over 25 basis points.  In addition, borrowings under any incremental facility are subject to restrictions in the Notes.

Borrowings under the Senior Secured Credit Facility will bear interest at a rate equal to:

•        in the case of the Term Loan, Adjusted LIBOR plus 4.50%, or ABR plus 3.50%;

•        in the case of the Revolving Credit Facility, Adjusted LIBOR plus 4.50%, or ABR plus 3.50%; and

•        in the case of revolving letters of credit, a per annum fee equal to the spread over Adjusted LIBOR under the Revolving Credit Facility, along with a fronting fee and issuance and administration fees.

“Adjusted LIBOR” is defined as, with respect to any interest period, the London interbank offered rate for such interest period, adjusted for any applicable statutory reserve requirements; provided that Adjusted LIBOR, when used in reference to the Term Loan, will at no time be less than 1.75% per annum.

“ABR” is defined as the highest of (a) the administrative agent’s Prime Rate, (b) the Federal Funds Effective Rate plus 1/2 of 1.00% and (c) the Adjusted LIBOR from time to time for an interest period of one month, plus 1.00%; provided that ABR, when used in reference to the Term Loan, will at no time be less than 2.75% per annum.

The Term Loan will amortize in equal quarterly installments on the last day of each March, June, September and December in aggregate annual amounts equal to 0.25% of the original principal amount of the Term Loan, with the balance being payable on August 13, 2016.

The Borrower will be required to prepay borrowings under the Senior Secured Credit Facility with (1) 100% of the net cash proceeds received from non-ordinary course asset sales or other dispositions, or as a result of a casualty or condemnation, subject to reinvestment provisions and other customary carveouts, (2) 100% of the net proceeds received from the issuance of debt obligations other than certain permitted debt obligations, and (3) 50% of excess cash flow (as defined in the Senior Secured Credit Facility), reduced by the aggregate amount of term loans optionally prepaid during the applicable fiscal year if the Company’s leverage ratio is greater than or equal to 3.0 to 1.0, and 25% of excess cash flow if the Company’s leverage ratio is less than 3.0 to 1.00 and greater than or equal to 1.0 to 1.0. The Borrower will not be required to prepay borrowings with excess cash flow if the Company’s leverage ratio is less than or equal to 1.0 to 1.0.

The Senior Secured Credit Facility requires the Company to maintain a leverage ratio (based upon the ratio of indebtedness for money borrowed to consolidated adjusted EBITDA, as defined in the Senior Secured Credit Facility) and an interest coverage ratio (based upon the ratio of consolidated adjusted EBITDA to consolidated cash interest expense), which are tested quarterly. Failure to comply with these financial ratio covenants would result in an event of default under the Senior Secured Credit Facility and, absent a waiver or an amendment from the lenders, preclude the Borrower from making further borrowings under the Senior Secured Credit Facility and permit the lenders to accelerate all outstanding borrowings under the Senior Secured Credit Facility.

The Senior Secured Credit Facility also contains a number of affirmative and restrictive covenants, including limitations on mergers, consolidations and dissolutions; sales of assets; investments and acquisitions; indebtedness; liens; affiliate transactions; maximum capital expenditures; and dividends and restricted payments. The Senior Secured Credit Facility contains events of default for non-payment of principal and interest when due, cross-default and cross-acceleration provisions and an event of default that would be triggered by a change of control.

JPMorgan Chase Bank, N.A. is the administrative agent and collateral agent for the Senior Secured Credit Facility. J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are acting as joint lead arrangers and joint bookrunners for the Senior Secured Credit Facility. Credit Suisse AG and Citibank, N.A., together with their affiliates, are acting as syndication agents for the Senior Secured Credit Facility.

Use of Proceeds

The Company used the net proceeds of the offering of the Notes, together with borrowings under the Senior Secured Credit Facility, to refinance all of its outstanding indebtedness under its previously existing credit facilities.  Borrowings of $310 million under the Term Loan in the Senior Secured Credit Facility will be held in a restricted cash account as collateral for the Company’s reimbursement obligations with respect to letters of credit.

The foregoing descriptions of the Indenture, the Registration Rights Agreement and the Senior Secured Credit Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, the Registration Rights Agreement and the Senior Secured Credit Facility, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

4.1                                                 Indenture, dated August 13, 2010, among EnergySolutions, Inc., EnergySolutions, LLC, the guarantor parties thereto and Wells Fargo Bank, National Association, as trustee.

4.2                                                 Registration Rights Agreement, dated August 13, 2010, among EnergySolutions, Inc., EnergySolutions, LLC, the guarantor parties thereto and J.P. Morgan Securities Inc., as representative of the initial purchasers.

4.3                                                 Credit Agreement, dated as of August 13, 2010, among EnergySolutions, Inc., EnergySolutions, LLC, as borrower, the guarantors named therein, and JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse AG and Citibank, N.A., as syndication agents, J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYSOLUTIONS, INC.

Date: August 16, 2010	By:	/s/ Mark C. McBride
	Name:	Mark C. McBride
	Title:	Executive Vice President and Chief Financial Officer